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                                                                    EXHIBIT 4.3

                            FIRST AMENDING AGREEMENT

         THIS AGREEMENT made as of the 4th day of October, 2002.

         BETWEEN:

         LUSCAR COAL LTD., a corporation incorporated under the laws of the Province of Alberta

         (herein called the "Borrower")

         -and-

         THE BANK OF NOVA SCOTIA, BNP PARIBAS (CANADA) AND BANK OF MONTREAL

         (herein collectively called the "Lenders")

         -and-

         THE BANK OF NOVA SCOTIA, a Canadian chartered bank, in its capacity as administrative agent of the Lenders under the Credit Agreement

         (herein called the "Administrative Agent")

         WHEREAS the Borrower, the Lenders and the Administrative Agent entered into a revolving credit agreement made as of October 5, 2001, pursuant to which the Lenders established a revolving credit facility in favour of the Borrower (the "Credit Agreement");

         AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

         NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:



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                                    ARTICLE 1
                                  DEFINED TERMS

1.1 CAPITALIZED TERMS. All Capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

                                    ARTICLE 2
                                   AMENDMENTS

2.1 GENERAL RULE. Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2 DEFINED TERMS. Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "October 4, 2002" in the definition of "Bullet Maturity Date" and replacing it with "October 3, 2003".

2.3 RESTRICTIVE COVENANTS. Section 11.03(d) of the Credit Agreement is hereby amended by deleting the reference to "$10,000,000 and" in the nineteenth line thereof and replacing it with "$10,000,000 or".

2.4 AFFIRMATIVE COVENANTS. Section 11.01(b)(vi) of the Credit Agreement is hereby amended by deleting the reference to "October 31st" and replacing it with "August 31st".

                                    ARTICLE 3
                                  MISCELLANEOUS

3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS. This agreement shall not be effective unless the following conditions have been satisfied:

         (a) each of the Guarantors shall have signed the Consent and Confirmation forming part hereof; and

         (b) no Default shall have occurred and be continuing or would arise upon this agreement becoming effective.



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3.2               FUTURE REFERENCES TO THE CREDIT AGREEMENT. On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

3.3 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

3.4 ENUREMENT. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

3.5 CONFLICT. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

3.6 COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Executed counterparts shall be delivered to the Administrative Agent or transmitted to the Administrative Agent by telefacsimile and the parties adopt signatures so transmitted to the Administrative Agent as original signatures; provided, however, that any party transmitting its signature to the Administrative Agent by telefacsimile shall promptly deliver to the Administrative Agent an original of the executed counterpart of this agreement which was so transmitted.



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                  IN WITNESS WHEREOF the parties hereto have executed and
delivered this agreement on the date first above written.

                                     LUSCAR COAL LTD.

                                     By: /s/ Joseph W. Bronneberg
                                        --------------------------------
                                     Name:    Joseph W. Bronneberg
                                     Title:   Vice President, Finance


                                     By: /s/ N. Allen Maydonik, Q.C.
                                        --------------------------------
                                     Name:    N. Allen Maydonik, Q.C.
                                     Title:   General Counsel & Corporate
                                              Secretary


                                     THE BANK OF NOVA SCOTIA, as Agent

                                     By: /s/ Scott Stewart
                                        --------------------------------
                                     Name:    Scott Stewart
                                     Title:   Director


                                     By: /s/ Ram Kalicharan
                                        --------------------------------
                                     Name:    Ram Kalicharan
                                     Title:   Associate - Director


                                     THE BANK OF NOVA SCOTIA, as Lender

                                     By: /s/ Scott Stewart
                                        --------------------------------
                                     Name:    Scott Stewart
                                     Title:   Director


                                     By: /s/ Ram Kalicharan
                                        --------------------------------
                                     Name:    Ram Kalicharan
                                     Title:   Associate - Director



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                                     BNP PARIBAS (CANADA)

                                     By: /s/ Chertos Ritchie
                                        --------------------------------
                                     Name:    Chertos Ritchie
                                     Title:   Vice President
                                              Energy & Project Finance

                                     By: /s/ Michael Gosseil
                                        --------------------------------
                                     Name:    Michael Gosseil
                                     Title:   Director
                                              Energy & Project Finance

                                     BANK OF MONTREAL

                                     By: /s/ R. Wright
                                        --------------------------------
                                     Name:    R. Wright
                                     Title:   Vice-President


                            CONSENT AND CONFIRMATION

         Each of the undersigned (the "Guarantors") hereby consents to the above-noted amendment to the Credit Agreement and hereby confirms its obligations under its respective guarantee each dated as of October 10, 2001 in favour of the Administrative Agent and the Lenders in connection with the obligations of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement, as amended as aforesaid.

         DATED as of the 4th day of October, 2002.

                                     LUSCAR LTD.

                                     By: /s/ Joseph W. Bronneberg
                                        --------------------------------
                                     Name:    Joseph W. Bronneberg
                                     Title:   Vice President, Finance

                                     By: /s/ N. Allen Maydonik, Q.C.
                                        --------------------------------
                                     Name:    N. Allen Maydonik, Q.C.
                                     Title:   General Counsel & Corporate
                                              Secretary

                                     3718492 CANADA INC.

                                     By: /s/  N. Allen Maydonik, Q.C.
                                        --------------------------------
                                     Name:    N. Allen Maydonik, Q.C.
                                     Title:   General Counsel & Corporate
                                              Secretary

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                                        LUSCAR ENERGY PARTNERSHIP

                                        By: /s/ Jowdat Waheed
                                          -----------------------------------
                                        Name:    Jowdat Waheed
                                        Title:   Senior Vice President and Chief
                                                 Financial Officer


                                        By: /s/ Samuel W. Ingram
                                          -----------------------------------
                                        Name:    Samuel W. Ingram
                                        Title:   Senior Vice President, General
                                                 Counsel and Corporate Secretary


                                        LUSCAR COAL INCOME FUND

                                        By: /s/ Jowdat Waheed
                                           ----------------------------------
                                        Name:    Jowdat Waheed
                                        Title:   Trustee


                                        By: /s/ Samuel W. Ingram
                                           ----------------------------------
                                        Name:    Samuel W. Ingram
                                        Title:   Trustee, Secretary